News Release
Amkor Reports Second Quarter 2004 Results

CHANDLER, AZ. –July 27, 2004 — Amkor Technology, Inc. (Nasdaq: AMKR) reported second quarter sales of $493 million, up 6% sequentially and up 30% over the second quarter of 2003. Amkor’s second quarter net income was $10 million, or $0.06 per share, and included after-tax gains of $14 million, or $0.08 per share, from the sale of 10.1 million shares of Anam Semiconductor, Inc. common stock and $2.5 million, or $0.01 per share, on the settlement of litigation with a software provider. In the second quarter of 2003 Amkor reported a net loss of $51 million, or ($0.31) per share, which included a charge, with no tax effect, for debt retirement costs of $31 million, or ($0.19) per share.

“This quarter’s profitability was impacted by an unfavorable product mix and factory expenses associated with our capacity expansion initiatives,” said James Kim, Amkor’s chairman and chief executive officer.

“From a strategic perspective, we are midway through a year in which we have undertaken a series of initiatives designed to position Amkor for long-term growth,” said Kim. “In March we acquired a 354,000 square foot assembly and test factory in Hsinchu, Taiwan, which provides needed space to accommodate our growing business in Taiwan. In May we entered into a collaboration with IBM, which includes the acquisition of IBM’s Singapore test operations and a 950,000 square foot manufacturing complex in Shanghai, together with a long-term supply agreement.

“Last week we took an important step positioning Amkor in the high growth markets for flip chip and wafer level packaging by announcing agreements to acquire North Carolina-based Unitive, Inc. and a majority interest in Taiwan-based Unitive Semiconductor Technology,” said Kim. “These acquisitions will give Amkor the industry’s premier electroplated wafer bumping technology, together with the capability to provide complete turn-key solutions for flip chip on 200mm and 300mm wafers that incorporate bump, probe test, assembly and final test.

“With completion of the above initiatives, the facilities and equipment that we have added over the past several quarters should provide Amkor with sufficient production capacity for the foreseeable future. We are currently running at 73% of capacity, and while we will continue to make selected capital investments in flip chip and other strategic growth areas, further increases in assembly capacity will largely depend on customer demand. We acknowledge that costs associated with our growth initiatives will constrain profitability and cash flow in the near-term, however we believe that these strategies will yield the best long-term return for our shareholders,” said Kim.

“During the second quarter we experienced softer than expected demand for several of our advanced package families which carry higher-than-average gross margins, said Ken Joyce, Amkor’s chief financial officer. “We believe the softness in demand for our advanced packages was due to absorption of semiconductor inventory that was built-up in prior periods. Gross margin was also impacted by continued absorption of higher factory and labor costs related to our capacity expansion initiatives, particularly in Taiwan, where we acquired a new factory in March of this year, and in China, where we are in the process of facilitizing our second 75,000 square foot building.

“Near term, our margins should remain under pressure in connection with absorption of our new acquisitions and continued under-utilization of lines supporting advanced packages as the supply chain burns excess inventory,” said Joyce. “We are committed to improving the profitability of our core business while absorbing the costs associated with our growth initiatives. Our model has a high degree of operating leverage, and gross margin will be heavily dependent on business volume and mix. We are working to enhance the product mix and have selectively raised package prices. We are qualifying lower cost material vendors and have negotiated lower prices with our existing laminate substrate vendors.”

“Second quarter capital expenditures totaled $124 million, bringing total, first-half capital expenditures to $295 million,” said Joyce. “During the first quarter of this year, we embarked on a program to increase our production capacity for several advanced package families that experienced very strong growth in 2003. Our goal was to get off allocation and ahead of projected near-term demand for these packages. Now that we are comfortably ahead of demand, and in light of current business expectations, we are moderating our capital program for the remainder of this year and are currently budgeting capital expenditures of $80 million for the second half of 2004. We are targeting to have positive free cash flow in the fourth quarter.”

In April the company sold 10.1 million shares of common stock of Anam Semiconductor, Inc. for cash proceeds of approximately $50 million. For financial accounting purposes, this transaction resulted in an after-tax gain of approximately $14 million, or $0.08 per share. In our first quarter, 2004 earnings release we estimated that this transaction would result in an after-tax gain of $20 million, or $0.11 per share; however, due to an increase in the effective tax rate from 11% to 35% for the year 2004, this after-tax gain has been adjusted as noted above. For income tax purposes, there will no tax payment required on this gain. Following this sale, our investment in ASI has been reduced to 4.6 million shares, or approximately 4%.

Selected operating data for the second quarter of 2004 is included at the end of this release.

Business outlook

“Looking ahead, there is an increased level of uncertainty in the semiconductor sector. Our customers have become more cautious about end-market demand and are exercising tighter control over inventory,” said Bruce Freyman, Amkor’s president and chief operating officer. “We have seen a drop off in our customers’ forecasts, and this is impairing our visibility into the second half of 2004. While the third quarter is typically a seasonal growth quarter for Amkor, we anticipate that the current inventory correction will impact this seasonality.”

On the basis of current customer forecasts, we have the following expectations for the third quarter of 2004:

•	Sequential revenue flat with the second quarter.

•	Gross margin of around 19%.

•	Net loss in the range of $0.07 to $0.09 per share.

The tax rate for the full year 2004 is expected to be around 35%. At June 30, 2004 our company had U.S. net operating losses totaling $420 million expiring through 2024. Additionally, at June 30, 2004 we had $43 million of non-U.S. net operating losses available for carryforward, expiring through 2013.

Amkor will conduct a conference call on July 27, 2004 at 5:00 p.m. eastern time to discuss the results of the second quarter in more detail. The call can be accessed by dialing 303-205-0033 or by visiting the investor relations page of our web site: www.amkor.com or CCBN’s website, www.companyboardroom.com. An archive of the webcast can be accessed through the same links and will be available until our next quarterly earnings conference call. An audio replay of the call will be available for 48 hours following the conference call by dialing 303-590-3000 passcode: 11000487#.

Amkor is a leading provider of contract semiconductor assembly and test services. The company offers semiconductor companies and electronics OEMs a complete set of microelectronic design and manufacturing services. More information on Amkor is available from the company’s SEC filings and on Amkor’s web site: www.amkor.com.

Forward Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws, including, without limitation, statements regarding the following: the level of assembly and test outsourced by IBM to Amkor; Amkor’s position in the market for flip chip and wafer level packaging; initiatives designed to position Amkor for long-term growth; the anticipated acquisitions of Unitive, Inc. and Unitive Semiconductor Technology, including capabilities for providing complete turn-key solutions for flip chip on 200mm and 300mm wafers that incorporate bump, probe test, assembly and final test; expected profitability, revenues, gross margins, net loss and cash flow (including, without limitation, the statements contained under Business Outlook); long-term returns for shareholders; facilitizing the 75,000 square foot building in China; budgeted capital expenditures; optimism of Amkor customers; and expected tax rates. These forward-looking statements are subject to a number of risks and uncertainties that could affect future results and cause actual results and events to differ materially from historical and expected results, including, but not limited to, the following: the highly unpredictable nature of the semiconductor industry; volatility of consumer demand for products incorporating our semiconductor packages; customer modification of and follow through with respect to forecasts provided to Amkor; deterioration of the U.S. or other economies; our relationship with IBM; risks associated with the acquisitions of Unitive, Inc. and Unitive Semiconductor Technology, including satisfaction of closing conditions and difficulties with centralizing and integrating the operations of these entities; worldwide economic effects of terrorist attacks; military conflict in the Middle East and potential military conflict in Asia, Africa and elsewhere; competitive pricing and declines in average selling prices; ability to transition to lower cost vendors; timing and volume of orders relative to the production capacity; fluctuations in manufacturing yields; competition; the risk of adverse results of litigation against us; dependence on international operations and sales; dependence on raw material and equipment suppliers; changes in tax laws; exchange rate fluctuations; dependence on key personnel, including employees of Unitive, Inc. and Unitive Semiconductor Technology; difficulties in managing growth; enforcement of intellectual property rights; environmental regulations and technological challenges.

Further information on risk factors that could affect the outcome of the events set forth in these statements and that could affect the company’s operating results and financial condition is detailed in the company’s filings with the Securities and Exchange Commission, including the Report on Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarter ended March 31, 2004.

Contact:
Jeffrey Luth
VP Corporate Communications
480-821-5000 ext. 5130
jluth@amkor.com

Selected operating data for the second quarter and six months of 2004

		2nd Quarter	Six Months

•	Capital expenditures:	$124 million	$295 million

•	Depreciation and amortization:	$58 million	$111 million

•	Free cash flow *	($88 million)	($135 million)

* Reconciliation of free cash flow to the most directly comparable GAAP measure:

	Net cash provided by continuing operating activities	$36 million	$160 million
	Less purchases of property, plant and equipment	($124 million)	($295 million)

	Free cash flow from continuing operations	($88 million)	($135 million)

We define free cash flow from continuing operations as net cash provided by continuing operating activities less purchases of property, plant and equipment. Free cash flow is not defined by generally accepted accounting principles, and our definition of free cash flow may not be comparable to similar companies.

•	Capacity utilization was approximately 73%. We calculate capacity utilization as quarterly revenue divided by revenue generating capacity (RGC) at quarter-end. We define RGC as 100% of installed production capacity (based on the bottleneck limitations for each production line), using quarterly average selling price.

•	Assembly unit shipments were 2.0 billion, up 14% from Q1 2004.

•	Test revenue as a proportion of total revenue was approximately 9%.

(tables to follow)

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the Three Months Ended
	June 30,
	2004	2003
	(unaudited)
Net revenues	$492,536	$377,947
Cost of revenues	397,761	303,686

Gross profit	94,775	74,261

Operating expenses: (1)
Selling, general and administrative	54,079	43,206
Research and development	9,900	7,185
Gain on disposal of fixed assets, net	(206)	(791)
Amortization of acquired intangibles	1,837	2,038

Total operating expenses	65,610	51,638

Operating income	29,165	22,623

Other (income) expense:
Interest expense, net	36,360	36,481
Foreign currency loss	2,635	737
Other (income) expense, net	(25,488)	176
Debt retirement costs (2)	143	30,561

Total other expense	13,650	67,955

Income (loss) before income taxes, equity investment gain (loss), minority interest and discontinued operations	15,515	(45,332)
Equity investment (loss) gain	(10)	73
Minority interest	3	(475)

Income (loss) from continuing operations before income taxes	15,508	(45,734)

Provision for income taxes	5,528	5,013

Net income (loss)	$9,980	$(50,747)

Per Share Data:
Basic and diluted net income (loss) per common share	$0.06	$(0.31)

Shares used in computing basic net income (loss) per common share	175,304	165,852

Shares used in computing diluted net income (loss) per common share	175,872	165,852

(1) Certain previously reported amounts have been reclassified to conform with the current presentation.
(2) Debt retirement costs include the following:
Call premium	$—	$19,656
Unamortized deferred debt acquisition costs	143	8,364
Other debt retirement costs	—	2,541

	$143	$30,561

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the Six Months Ended
	June 30,
	2004	2003
	(unaudited)
Net revenues	$957,182	$721,078
Cost of revenues	750,559	600,248

Gross profit	206,623	120,830

Operating expenses: (1)
Selling, general and administrative	107,757	84,630
Research and development	18,877	14,793
Gain on disposal of fixed assets, net	(198)	(722)
Amortization of acquired intangibles	3,165	4,068

Total operating expenses	129,601	102,769

Operating income	77,022	18,061

Other (income) expense:
Interest expense, net	69,650	72,343
Foreign currency loss (gain)	2,710	(188)
Other (income) expense, net	(26,419)	1,405
Debt retirement costs (2)	2,863	30,561

Total other expense	48,804	104,121

Income (loss) before income taxes, equity investment losses, minority interest and discontinued operations	28,218	(86,060)
Equity investment losses	(10)	(3,555)
Minority interest	(355)	(326)

Income (loss) from continuing operations before income taxes	27,853	(89,941)

Provision for income taxes	6,963	836

Income (loss) from continuing operations	20,890	(90,777)

Discontinued operations:
Income from wafer fabrication services business, net of tax of $419 in 2003	—	3,047
Gain on sale of wafer fabrication services business, net of tax of $7,081 in 2003	—	51,519

Income from discontinued operations	—	54,566

Net income (loss)	$20,890	$(36,211)

Per Share Data:
Basic and diluted income (loss) per common share from continuing operations	$0.12	$(0.55)
Basic and diluted income per common share from discontinued operations	—	0.33

Basic and diluted net income (loss) per common share	$0.12	$(0.22)

Shares used in computing basic net income (loss) per common share	174,961	165,504

Shares used in computing diluted net income (loss) per common share	178,028	165,504

(1) Certain previously reported amounts have been reclassified to conform with the current presentation.
(2) Debt retirement costs include the following:
Call premium	$1,687	$19,656
Unamortized deferred debt acquisition costs	1,176	8,364
Other debt retirement costs	—	2,541

	$2,863	$30,561

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$294,595	$313,259
Accounts receivable:
Trade, net of allowance of $5,299 in 2004 and $6,514 in 2003	270,769	310,096
Other	5,992	4,413
Inventories	120,061	92,439
Other current assets	37,027	49,606

Total current assets	728,444	769,813

Property, plant and equipment, net	1,329,112	1,007,648

Investments	13,919	51,181

Other assets:
Goodwill	626,017	629,850
Acquired intangibles	43,369	37,730
Other	76,665	67,697

	746,051	735,277

Total assets	$2,817,526	$2,563,919

Liabilities and Stockholders’ Equity
Current liabilities:
Bank overdraft	$—	$2,690
Short-term borrowings and current portion of long-term debt	143,693	28,665
Trade accounts payable	264,019	230,396
Accrued expenses	164,674	170,145

Total current liabilities	572,386	431,896
Long-term debt	1,733,114	1,650,707
Other noncurrent liabilities	91,168	78,974

Total liabilities	2,396,668	2,161,577

Minority interest	1,561	1,338
Stockholders’ equity:
Common stock	176	175
Additional paid-in capital	1,322,889	1,317,164
Accumulated deficit	(910,646)	(931,536)
Accumulated other comprehensive gains	6,878	15,201

Total stockholders’ equity	419,297	401,004

Total liabilities and stockholders’ equity	$2,817,526	$2,563,919

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended
	June 30,
	2004	2003
	(unaudited)
Cash flows from continuing operating activities:
Income (loss) from continuing operations	$9,980	$(50,747)
Depreciation and amortization	58,264	54,907
Equity investment loss	—	(73)
Other adjustments to reconcile (loss) income to net cash provided by operating activities	(20,364)	33,497
Changes in assets and liabilities excluding effects of acquisition	(11,952)	(12,940)

Net cash provided by operating activities	35,928	24,644

Cash flows from continuing investing activities:
Purchases of property, plant and equipment	(123,819)	(68,010)
Other investing activities	32,614	6,734

Net cash used in investing activities	(91,205)	(61,276)

Cash flows provided from continuing financing activities	5,393	39,329

Effect of exchange rate fluctuations on cash and cash equivalents related to continuing operations	(1,032)	688

Cash flows provided by (used in) discontinued operations	15	(8,566)

Net decrease in cash and cash equivalents	(50,901)	(5,181)
Cash and cash equivalents, beginning of period	345,496	351,485

Cash and cash equivalents, end of period	$294,595	$346,304

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$34,083	$44,374
Income taxes	$2,670	$495

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Six Months Ended
	June 30,
	2004	2003
	(unaudited)
Cash flows from continuing operating activities:
Income (loss) from continuing operations	$20,890	$(90,777)
Depreciation and amortization	110,661	112,700
Equity investment loss	—	3,555
Other adjustments to reconcile (loss) income to net cash provided by operating activities	(15,102)	37,683
Changes in assets and liabilities excluding effects of acquisitions	43,708	(9,053)

Net cash provided by operating activities	160,157	54,108

Cash flows from continuing investing activities:
Purchases of property, plant and equipment	(294,657)	(84,581)
Other investing activities	39,068	20,012

Net cash used in investing activities	(255,589)	(64,569)

Cash flows provided from continuing financing activities	77,145	31,462

Effect of exchange rate fluctuations on cash and cash equivalents related to continuing operations	(488)	481

Cash flows provided by discontinued operations	111	13,573

Net (decrease) increase in cash and cash equivalents	(18,664)	35,055
Cash and cash equivalents, beginning of period	313,259	311,249

Cash and cash equivalents, end of period	$294,595	$346,304

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$61,602	$75,764
Income taxes	$14,451	$4,523